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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
November 15, 2012 (November 13, 2012)

HOLLYFRONTIER CORPORATION (Exact name of registrant as specified in its charter)
Delaware	001-03876	75-1056913
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 13, 2012, Mr. Matthew P. Clifton notified the Board of Directors (the “Board”) of HollyFrontier Corporation (the “Company”) that he will retire from his position as Executive Chairman of the Company and as a member of the Board on January 1, 2013. Mr. Clifton also currently serves as, and will continue to serve as, the Chairman and Chief Executive Officer of Holly Logistic Services, L.L.C., which is a wholly-owned subsidiary of the Company and the general partner of HEP Logistics Holdings, L.P., which is the general partner of Holly Energy Partners, L.P.
In connection with Mr. Clifton’s retirement, the Board named Mr. Michael C. Jennings as Chairman of the Board, effective January 1, 2013. Mr. Jennings has served as Chief Executive Officer and President of the Company and as a member of the Board since July 2011.
In addition, as a result of Mr. Clifton’s retirement, the Board decreased the number of directors constituting the full Board from 12 to 11, effective January 1, 2013.
The Company appreciates Mr. Clifton’s 32 years of dedicated service.
Item 7.01     Regulation FD Disclosure.
On November 15, 2012, the Company issued a press release announcing the Mr. Clifton’s retirement from his position as Executive Chairman of the Company and as a member of the Board on January 1, 2013. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety.
The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of the Company issued November 15, 2012.*
* Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

By:	/s/ Douglas S. Aron
Name:	Douglas S. Aron
Title:	Executive Vice President and Chief Financial Officer
Date:    November 15, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company issued November 15, 2012.
* Furnished herewith.